EXHIBIT 99.1

[LOGO]                        NEWS RELEASE
NCR Announces Court Approval of
Fox River Consent Decree
DULUTH, Ga.—August 24, 2017— NCR Corporation (NYSE: NCR) today announced Court approval of the consent decree settlement it entered into in January 2017 with the United States Government and the State of Wisconsin to effectively resolve the Wisconsin Fox River environmental cleanup and related Superfund litigation.
“Approval of this settlement should help bring to a conclusion this longstanding matter relating to cleanup efforts that NCR began many years ago,” said Edward Gallagher, General Counsel of NCR Corporation. “We are gratified by the Court’s decision to approve the settlement and the allocation of past and future responsibility it entails, and pleased that it will foster completion of the Fox River remediation.”
The Court-approved consent decree includes NCR’s commitments to complete the in-river cleanup work and to drop a potential appeal. It also incorporates the limitation of Superfund claims brought against the Company by other parties and discontinuation of the Company’s own such claims, and it envisions assignments of responsibility to other companies for certain future tasks. The decision, by the U.S. District Court for the Eastern District of Wisconsin, is subject to potential appeal.
With the contributions of its former corporate parents and affiliates from the past several decades, NCR has successfully performed the majority of the cleanup work to date. NCR is the only company to have consistently been involved in that work from its start in 2009 to the present.
NCR will not make any settlement payments under the consent decree, but will fund the remediation through contractors and vendors on a pay-as-it-goes basis. The settlement is expected to have no material impact on NCR’s free cash flow or its Fox River reserve, which was adjusted to account for the settlement and reported on earlier this year in NCR’s Form 10-K for 2016.
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About NCR Corporation
NCR Corporation (NYSE: NCR) is a leader in omni-channel solutions, turning everyday interactions with businesses into exceptional experiences. With its software, hardware and portfolio of services, NCR enables nearly 700 million transactions daily across retail, financial, travel, hospitality, telecom and technology, and small business. NCR solutions run the everyday transactions that make your life easier.
NCR is headquartered in Duluth, Ga., with over 30,000 employees and does business in 180 countries. NCR is a trademark of NCR Corporation in the United States and other countries. All other trademarks or registered trademarks are property of their respective owners.

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